UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2014

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

First Citizens Banc Corp sent a letter to its shareholders regarding the payment of a fourth quarter dividend of $0.04 per share. The letter discusses a number of issues that have had an impact on, and are expected to continue to impact, the Corporation. A copy of the letter as mailed is attached hereto as Exhibit 99.

First Citizens Banc Corp is a $1.1 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, The Citizens Banking Company, operates 28 locations in Central and North Central Ohio.

First Citizens Banc Corp may be accessed at www.fcza.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “FCZA”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “FCZAP”.

Item 9.01 Financial Statements and Exhibits

(a) Exhibit 99	Letter to Shareholders dated February 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: February 4, 2014	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller